UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	December 15, 2014

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 15, 2014, Ameris Bancorp (the “Company”) and its wholly owned banking subsidiary, Ameris Bank (the “Bank”), entered into an Executive Employment Agreement (each, an “Employment Agreement”) with each of Edwin W. Hortman, Jr., Dennis Jr. Zember Jr., Andrew B. Cheney, Jon S. Edwards, Stephen A. Melton and Cindi H. Lewis, each of whom is an existing executive officer of the Company and the Bank. Except in the case of Mr. Melton, who did not have an employment agreement with the Company or the Bank previously, each executive’s Employment Agreement replaces and supersedes his or her prior employment agreement with the Company. The Employment Agreements were entered into by the Company following a periodic review of executive compensation matters conducted by the Compensation Committee of the Board of Directors of the Company (the “Committee”) during which the Committee determined to, among other things, seek to have all executive officers of the Company be employed pursuant to similar agreements having comparable provisions, to the extent reasonably practicable. The following is a summary of the general terms and conditions of each Employment Agreement.

Title, Term and Compensation Provisions

Mr. Hortman’s Employment Agreement provides that he will continue to serve as the President and Chief Executive Officer of the Company and the Chief Executive Officer of the Bank. The Employment Agreement provides for a continuously (on a daily basis) renewing term of three years, unless either Mr. Hortman or the Company provides written notice to the other that the term of his employment will not be further extended, in which case the term of his employment will expire on the date that is three years after the date specified in the non-renewal notice. Mr. Hortman will receive a minimum annual salary of $485,000 under his Employment Agreement.

Mr. Zember’s Employment Agreement provides that he will continue to serve as the Executive Vice President and Chief Financial Officer of the Company and the Bank. The Employment Agreement provides for a term of two years, which will renew for successive terms of two years each unless either Mr. Zember or the Company provides written notice to the other at least 90 days prior to the applicable renewal date that his employment will not be further extended. Mr. Zember will receive a minimum annual salary of $285,000 under his Employment Agreement.

Mr. Cheney’s Employment Agreement provides that he will continue to serve as the Executive Vice President, Chief Operating Officer and Banking Group President of the Company and the President and Chief Operating Officer of the Bank. The Employment Agreement provides for a term of two years, which will renew for successive terms of two years each unless either Mr. Cheney or the Company provides written notice to the other at least 90 days prior to the applicable renewal date that his employment will not be further extended. Mr. Cheney will receive a minimum annual salary of $350,000 under his Employment Agreement.

Mr. Edwards’s Employment Agreement provides that he will continue to serve as the Executive Vice President and Chief Credit Officer of the Company and the Bank. The Employment Agreement provides for a term of one year, which will renew for successive terms of one year each unless either Mr. Edwards or the Company provides written notice to the other at least 90 days prior to the applicable renewal date that his employment will not be further extended. Mr. Edwards will receive a minimum annual salary of $220,000 under his Employment Agreement.

Mr. Melton’s Employment Agreement provides that he will continue to serve as the Executive Vice President and Chief Risk Officer of the Company and the Bank. The Employment Agreement provides for a term of one year, which will renew for successive terms of one year each unless either Mr. Melton or the Company provides written notice to the other at least 90 days prior to the applicable renewal date that his employment will not be further extended. Mr. Melton will receive a minimum annual salary of $260,000 under his Employment Agreement.

Ms. Lewis’s Employment Agreement provides that she will continue to serve as the Executive Vice President, Chief Administrative Officer and Corporate Secretary of the Company and the Bank. The Employment Agreement provides for a term of one year, which will renew for successive terms of one year each unless either Ms. Lewis or the Company provides written notice to the other at least 90 days prior to the applicable renewal date that her employment will not be further extended. Ms. Lewis will receive a minimum annual salary of $170,000 under her Employment Agreement.

Under the Employment Agreements, the Company, in accordance with the policies and procedures of the Committee, will review each executive’s total compensation at least annually and may increase (but not decrease) the executive’s annual salary from the amount set forth above. In addition, each executive will be entitled to participate, as determined by the Committee, in all incentive plans of the Company applicable to its senior executives generally, including short-term and long-term incentive plans and equity compensation plans. Each executive will also be eligible to participate in all other employee benefit plans, practices, policies and programs provided by the Company applicable to its senior executives generally.

Termination and Severance Provisions

Each Employment Agreement provides that the applicable executive’s employment may be terminated by the Company for “Cause” (as defined in the Employment Agreements) or without Cause, or by the executive for “Good Reason” (as defined in the Employment Agreements) or without Good Reason. The executive’s employment will terminate upon a determination that the executive is disabled or automatically upon the executive’s death.

If an executive’s employment is terminated by the Company for Cause or by the executive without Good Reason, then under his or her Employment Agreement, the executive will be entitled to receive any accrued but unpaid salary and accrued but unused vacation, sick or other leave pay. If the executive’s employment is terminated by the executive without Good Reason, then he or she will also be entitled to any earned but unpaid cash bonus with respect to the completed fiscal year immediately preceding the termination date, which will be paid on the otherwise applicable payment date. The foregoing amounts are referred to collectively as the “Accrued Amounts.”

If an executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, then, in addition to the Accrued Amounts, the executive will be entitled under his or her Employment Agreement to receive the following: (i) an amount equal to one, two or three times (with such multiple corresponding to the applicable executive’s term of employment of one, two or three years provided in his or her Employment Agreement) the sum of (A) the executive’s salary and (B) the executive’s highest cash bonus earned with respect to any fiscal year within the three most recently completed fiscal years immediately preceding the termination date; (ii) an amount equal to the product of (A) the cash bonus, if any, that the executive would have earned for the fiscal year in which the termination date occurs based on the achievement of applicable performance goals for such year and (B) a fraction, the numerator of which is the number of days the executive was employed by the Company during the year of termination and the denominator of which is the number of days in such year (the “Pro-Rata Bonus”); and (iii) reimbursement for the monthly COBRA premium paid by the executive for the executive and his or her dependents for a period of as many as 18 months.

If an executive’s employment is terminated on account of the executive’s death or disability, then the executive (or his or her estate or beneficiaries, as the case may be) will be entitled to receive the Accrued Amounts and an amount equal to the Pro-Rata Bonus, if any, that the executive would have earned for the fiscal year in which the employment termination date occurs based on the achievement of applicable performance goals for such year.

Restrictive Covenant Provisions

The Employment Agreements prohibit the executives from disclosing or using confidential information or trade secrets of the Company and the Bank for any purpose other than as necessary and appropriate in the performance of the executives’ duties under the Employment Agreements. In addition, while the applicable executive is employed and thereafter for an additional period of one, two or three years (with such number of years for each executive corresponding to his or her term of employment of one, two or three years provided in his or her Employment Agreement), the executive agrees not to, on his or her own behalf or in the service or on behalf of others, (i) solicit or attempt to solicit any customer of the Company or its subsidiaries or affiliates with whom the executive had material contact during his or her employment, for the purpose of providing products or services that are competitive with those offered or provided by the Company or its subsidiaries or affiliates, (ii) perform duties and responsibilities that are the same as or substantially similar to those he or she performs for the Company or the Bank for any business which is the same as or essentially the same as the business conducted by the Company and its subsidiaries and affiliates, within a geographic territory consisting of a 50-mile radius of each of the Company’s corporate offices located in Moultrie, Georgia and Jacksonville, Florida, or (iii) solicit or recruit any employee of the Company or its subsidiaries or affiliates to cease working for such employer.

The descriptions of the Employment Agreements contained herein are qualified in their entirety by reference to the terms of the Employment Agreements, each of which is attached hereto as an exhibit and incorporated herein by this reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Edwin W. Hortman, Jr. dated as of December 15, 2014.

99.2	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Dennis J. Zember Jr. dated as of December 15, 2014.

99.3	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Andrew B. Cheney dated as of December 15, 2014.

99.4	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Jon S. Edwards dated as of December 15, 2014.

99.5	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Stephen A. Melton dated as of December 15, 2014.

99.6	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Cindi H. Lewis dated as of December 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.
President and Chief Executive Officer

Dated: December 18, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Edwin W. Hortman, Jr. dated as of December 15, 2014.

99.2	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Dennis J. Zember Jr. dated as of December 15, 2014.

99.3	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Andrew B. Cheney dated as of December 15, 2014.

99.4	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Jon S. Edwards dated as of December 15, 2014.

99.5	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Stephen A. Melton dated as of December 15, 2014.

99.6	Executive Employment Agreement by and among Ameris Bancorp, Ameris Bank and Cindi H. Lewis dated as of December 15, 2014.